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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No. ___)


Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [ x ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                           FOXMOOR INDUSTRIES, LTD.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

         Neuman & Drennen, 1507 Pine Street, Boulder, Colorado  80302
     --------------------------------------------------------------------
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1)  Title of each class of securities to which transaction applies: ______
    2)  Aggregate number of securities to which transaction applies: _________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ___________
    4)  Proposed maximum aggregate value of transaction: _____________________
    5)  Total fee paid: ______________________________________________________

[ ] Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid: ______________________________________________
    2)  Form, Schedule or Registration Statement No.: ________________________
    3)  Filing Party: ________________________________________________________
    4)  Date Filed: __________________________________________________________
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[FOXMOOR INDUSTRIES, LTD. LOGO]

May 22, 1997

Dear Foxmoor Shareholder:

     On or about April 10, 1997 we sent to you a Proxy Statement of Foxmoor Industries, Ltd. (the "Company" or "Foxmoor") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to take place in Denver, Colorado on June 16, 1997. You have received or will receive a Proxy Statement of General Pacific Capital Inc. ("GenPac") soliciting proxies in opposition to the Company's current Board of Directors and for the election of GenPac's nominees to the Board of Directors at the Annual Meeting.

    We wish to bring several matters to your attention concerning the underlying agenda of GenPac in seeking the election of its nominees, and to point out a number of material inaccuracies and omissions contained in GenPac's Proxy Statement.

    THE GENPAC OFFER
    ----------------
    GenPac's primary objective is stated deep within the GenPac Proxy
Statement: "GenPac's nominees, if elected to office, intend to accept GenPac's offer to purchase 750,000 shares of Common Stock at $1.00 per share." GenPac neglects to point out that NO SUCH OFFER WAS EVER MADE TO THE COMPANY. The Company and its management believes it is crucial that you understand the prior behavior of GenPac, the Company's response to GenPac and the implications of GenPac's actions.

    The only offer ever made to the Company by GenPac or its principals was an unsolicited offer (the "GenPac Offer") to purchase 750,000 shares of the Company's Common Stock at $.75 per share. The Board of Directors of the Company, after careful analysis and deliberation, rejected the GenPac Offer on a number of grounds. First and foremost, the GenPac Offer was determined to be financially inadequate, representing a price per share well below the book value per share of Common Stock of the Company. ACCEPTING THE GENPAC OFFER WOULD HAVE RESULTED IN A SUBSTANTIAL DILUTION OF THE VALUE OF YOUR SHARES IN THE COMPANY, ALL TO THE BENEFIT OF GENPAC. GenPac's Proxy Statement goes on to state that the Company, in lieu of the GenPac Offer, proposed that GenPac purchase 200,000 treasury shares of the Company at a price of $1.00 per share. NO SUCH OFFER WAS EVER MADE BY THE COMPANY. Even if the GenPac Offer had been at $1.00 per share of Common Stock, the dilutive impact to your interests in the Company of selling 750,000 shares would be so substantial that the Board, in the exercise of its fiduciary duties, would have felt compelled to reject it.

    The GenPac Proxy Statement suggests that perhaps there were other potential benefits to the Company from accepting their offer. GenPac asserts that accepting their offer would provide the Company with "a much needed cash infusion." It is clear from reviewing the Company's financial statements that the Company has substantial liquidity. The Company has a very strong cash position that is more than adequate to cover its capital requirements, with relatively few liabilities and no material capital commitments. The Board of Directors of the Company determined that it would be grossly irresponsible to accept an offer that brings virtually no benefit to the Company yet will have a detrimental impact to its existing shareholders.

    In addition, GenPac sought representation on the Company's Board of Directors as part of its offer. Given the magnitude of GenPac's proposed investment and the Board positions sought by GenPac, the Board of Directors of the Company conducted an investigation of GenPac and its principals to determine whether any potential transaction would be beneficial to the shareholders of the Company as a whole. The results of the Board of Directors' inquiries raised serious questions as to the background, experience (both within the industry in which the Company operates and generally) and intentions of GenPac and the principals of GenPac. As stated in GenPac's Proxy Statement, GenPac "is not presently engaged in any active business activities." Ironically, part of the investigation of GenPac for the Company was conducted by John R. Lefebvre, Jr., now one of GenPac's nominees to the Board of Directors. Mr. Lefebvre, who was being retained by the Company as a public relations consultant when the GenPac Offer was made, wrote a memorandum to the President of the Company advising that the Company "proceed with caution" in dealing with GenPac and its principals.

    The Board of Directors of the Company carefully considered the GenPac Offer and determined that to accept it would not be in the best interests of the Company or its shareholders. Your Board has a fiduciary duty to you, and has discharged that duty in an exemplary manner. GenPac has absolutely no duty or responsibility to you.

    PUT SIMPLY, THE OBJECTIVES OF GENPAC AND ITS NOMINEES WILL NOT BENEFIT YOU AS A SHAREHOLDER OF FOXMOOR - THEY ARE DESIGNED TO BENEFIT THE OWNERS OF GENPAC.

    RESPONSE TO ALLEGATIONS SET FORTH IN THE GENPAC PROXY STATEMENT
    ---------------------------------------------------------------
    The accusations of Genpac set forth in its Proxy Statement are masked by self-interest, and represent a distorted view of the Company and its management.

    The Company has always been diligent in its dealings with contractors, carefully examining their creditworthiness and performance prior to entering into any dealings with them. Furthermore, the Company's business transactions with contractors have always been on an arms'-length basis. In the ordinary course of running the Company's business, management believes that it takes all measures necessary to minimize the Company's exposure to adverse consequences. The Company's business, however, like any other business, requires the assumption of certain risks. Even in the best of economic times there can be no guarantees of the performance of contractors in the marketplace. The management of the Company has been and will continue to assess ways in which to mitigate the risks of doing business, recognizing that certain risks are a necessary component of the economic opportunities sought by the Company.

    THE COMPANY'S PERFORMANCE AND STRATEGY
    --------------------------------------
    GenPac notes that net earnings per share of Common Stock of the Company has declined from 1994 to 1996. GenPac neglects to point out that the Company's net earnings per share have improved significantly during the Company's 1997 fiscal year. The Company has reported earnings per share of $.08 for the nine months ended March 31, 1997, as set forth in the Company's Form 10-QSB covering such period.

    The Company's improved earnings reflects its ongoing efforts to refine its business strategy to optimize shareholder return in the face of changing market conditions. These efforts include the opening of a wholesale warehouse for the sale of building products that complement the Company's existing funding business for home improvement contractors. The warehouse also provides the Company with access to new retail customers to whom the Company may market its goods and services. The Company has adopted an aggressive program for pursuing the collection of all outstanding accounts receivable to the extent they are overdue and will continue to do so. The addition of Mr. Robert F. Winkeljohn to the Board of Directors of the Company, who brings with him substantial experience in the wholesale and retail sectors of the home improvement and remodeling industry, provides the Company with further strategic insight in developing its business plan going forward.

    GenPac's efforts amount to a calculated attempt to disrupt management of the Company as newly adopted strategies begin to show benefits to the Company's financial condition. In essence, GenPac is seeking to use your equity in the Company to achieve a discount in its purchase price for the shares of Common Stock of the Company, and by timing its actions to coincide with the Company's recent improvements in performance and hopes to further leverage the Company's value for its own benefit and at the expense of all other shareholders.

    YOUR BOARD OF DIRECTORS
    -----------------------
    GenPac asserts that the current Board of Directors has no incentive to improve the performance of the Company or the performance of the Company's Common Stock in the marketplace. GenPac conveniently neglects to point out that Mr. W. Ross C. Corace is the largest single shareholder of the Company, and with an ownership of the Company in excess of 15% has every incentive to optimize the performance of the Company. As an indication of Mr. Corace's commitment to the Company, it should be noted that Mr. Corace has foregone his salary of $42,000 in the past two years and has not accrued or caused the Company to accrue such amount.

    YOUR PROXY
    ----------
    A careful reading of GenPac's Proxy Statement reveals an ongoing exercise in obfuscation. GenPac states that it believes the Company is in an "excellent business" with "considerable opportunities for growth," then goes on to state that GenPac may "seek to change direction" or determine it is necessary to "change the Company's mandate." GenPac provides a litany regarding its plan to focus on profitability rather than the Company's stock price "which may have nothing to do with the managers' abilities," then goes on to chastise current management for the performance of the Company's stock in the marketplace. GenPac questions the incentive of certain directors to improve the performance of the Company given their relatively small ownership position in the Company, then goes on to emphatically state that under its regime it will use stock options sparingly, if at all. And exactly what do they intend to be the "adequate incentive" they will be providing their nominees for the Board of Directors should they prevail?

    For all the experience GenPac claims (but does not evidence) and strategic direction GenPac asserts it will provide the Company, in fact GenPac puts forward no coherent plan, only grandiose and inconsistent generalities.
Ladies and gentleman, this is a poor attempt by GenPac to do indirectly what it could not do directly in the marketplace: purchase 30% of the Company at a substantial discount. GenPac's statement of its intent in its Proxy Statement to Purchase Common Stock for $1.00 per share without even considering the best interests of the Company or its shareholders illustrates the reckless behavior of GenPac.

    There are important decisions for you to make in the upcoming weeks that will clearly impact the value of your Foxmoor Common Stock. Your Board fully appreciates its fiduciary responsibilities to its shareholders and will continue to act in a manner it believes to be best for Foxmoor and its shareholders.

    Your Board strongly urges you not to sign the proxy sent to you by GenPac. Please discard GenPac's blue proxy card. ACT TODAY TO PROTECT YOUR INVESTMENT. IF YOU HAVE ALREADY SIGNED, DATED AND MAILED THE WHITE PROXY CARD MAILED TO YOU BY THE COMPANY WITH THE COMPANY'S PROXY STATEMENT, NO FURTHER ACTION IS NECESSARY. IF YOU HAVE SIGNED GENPAC'S BLUE PROXY CARD AND WISH TO REVOKE THAT PROXY, THEN SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD.

                                   Sincerely,


                                   W. Ross C. Corace
                                   President